CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 87 to Registration Statement Nos. 2-75503 and 811-03364 on Form N-1A of Maxim Series Fund, Inc. (the "Fund") which consists of the Maxim Money Market Portfolio, Maxim Stock Index Portfolio, Maxim U.S. Government Securities Portfolio, Maxim Short Duration Bond Portfolio, Maxim U.S. Government Mortgage Securities Portfolio, Maxim Bond Index Portfolio, Maxim Loomis Sayles Small-Cap Value Portfolio, Maxim Growth Index Portfolio, Maxim T. Rowe Price Equity/Income Portfolio, Maxim Loomis Sayles Bond Portfolio, Maxim INVESCO ADR Portfolio, Maxim Ariel MidCap Value Portfolio, Maxim Index 600 Portfolio, Maxim Bernstein International Equity Portfolio (formerly, Maxim Templeton(R) International Equity Portfolio), Maxim Value Index Portfolio, Maxim Ariel Small-Cap Value Portfolio, Maxim T. Rowe Price MidCap Growth Portfolio, Maxim Global Bond Portfolio, Maxim Trusco Small-Cap Growth Portfolio (formerly, Maxim MFS(R) Small-Cap Growth Portfolio), Maxim Federated Bond Portfolio, Maxim Saloman Brothers High Yield Bond Portfolio, Maxim Janus Large Cap Growth Portfolio, Maxim MFS(R) International Growth Portfolio, Maxim S&P 500 Index(R) Portfolio, Maxim Aggressive Profile I Portfolio, Maxim Moderately Aggressive Profile I Portfolio, Maxim Moderate Profile I Portfolio, Maxim Moderately Conservative Profile I Portfolio, Maxim Conservative Profile I, Maxim Aggressive Profile II Portfolio, Maxim Moderately Aggressive Profile II Portfolio, Maxim Moderate Profile II Portfolio, Maxim Moderately Conservative Profile II Portfolio, and Maxim Conservative Profile II Portfolio, of our reports dated February 14, 2005, appearing in the Annual Report to Stockholders of the Fund for the year ended December 31, 2005.

We also consent to the reference to us under the headings "Financial Highlights" in the Prospectus, which is a part of such Registration Statement, and "Financial Statements" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is also part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 26, 2006